UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________________

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 18, 2015 (May 15, 2015)

HEALTHWAYS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-19364	62-1117144
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 Cool Springs Boulevard Franklin, Tennessee	37067
(Address of principal executive offices)	(Zip Code)

(615) 614-4929
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Senior Management Changes
On May 15, 2015 (the "Separation Date"), Ben R. Leedle, Jr.'s employment as President and Chief Executive Officer of Healthways, Inc. (the "Company") was terminated, and, in accordance with the terms of the Amended and Restated Employment Agreement, dated as of December 21, 2012, between the Company and Mr. Leedle (the "Employment Agreement"), Mr. Leedle resigned as a member of the board of directors of the Company (the "Board"), effective immediately. Mr. Leedle's separation from the Company will be treated as a termination by the Company without "Cause" for purposes of the Employment Agreement.
The Company and Mr. Leedle have entered into a Separation and Release Agreement (the "Separation Agreement"). The Separation Agreement confirms that Mr. Leedle will receive the following, each of which is provided for under the terms of the Employment Agreement and/or Mr. Leedle's applicable existing award agreements in the event of a termination without cause:
•	All accrued and unpaid base salary and accrued group medical and life insurance benefits through the Separation Date;
•
A pro-rated portion of any payments to which Mr. Leedle would otherwise become entitled pursuant to the Company's 2015 short-term cash incentive program, as determined after the end of the 2015 fiscal year and payable in accordance with the terms of such program;

•	Severance in the amount of $1,424,800 payable in consecutive equal installments at regular payroll dates over the next 24 months;
•	Continuation of group medical benefits currently provided by the Company for the next 24 months;
•	Accelerated vesting of all unvested portions of Mr. Leedle's balance under the Company's Amended and Restated Corporate and Subsidiary Accumulation Plan;
•	Accelerated vesting of all unexercisable stock options and unvested time-based restricted stock units;
•
The ability to earn unvested performance share units ("PSUs"), as determined at the end of the relevant performance period based on the Company's actual performance as if Mr. Leedle had remained employed through the vesting date, to be paid out in accordance with the terms of the underlying award agreement; and

•
Additional severance in the amount of $356,200, conditioned upon Mr. Leedle's execution of a release of claims against the Company, payable in consecutive equal installments over a six-month period at regular payroll periods following the last payment date of the severance payment discussed above.

In addition, the Separation Agreement provides as follows:
•
Mr. Leedle will be eligible to receive the portion of his 2013 performance cash award that may be earned based on the Company's performance for the 2015 fiscal year, as determined following the end of fiscal 2015, as if Mr. Leedle had remained employed through the end of the fiscal year, to be paid out between January 1 and March 31, 2016 in accordance with the terms of the 2013 performance cash award agreement.  Mr. Leedle will not be eligible to receive the portions of the 2013 performance cash award that were based on Company performance in the 2013 and 2014 fiscal years.

•
Mr. Leedle elected to net exercise (net of the applicable exercise price and applicable tax withholding) on the Separation Date certain performance awards granted to Mr. Leedle in the form of options to purchase 434,436 shares of common stock of the Company (the "Common Stock") at an exercise price of $9.96 per share (the "Performance Award Options"). The Company will repurchase from Mr. Leedle all shares of Common Stock resulting from this net exercise at a per share purchase price equal to the closing price of the Common Stock on the Separation Date as reported on the NASDAQ Global Select Market.

The Company currently expects to incur approximately $5.0 million in compensation-related expenses in connection with the Separation Agreement, substantially all of which will be incurred during the second quarter of 2015.
The foregoing summary of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the Separation Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.
On May 15, 2015, in connection with the termination of Mr. Leedle's employment, the Board appointed Alfred Lumsdaine, the Company's Executive Vice President and Chief Financial Officer, to serve as the Company's Interim President and Chief Executive Officer, effective immediately.   Additionally, immediately following Mr. Leedle's resignation from the Board, the Board reduced the size of the Board from 11 to 10 directors.  The Nominating and Corporate Governance Committee of the Board has been charged by the Board to supervise the selection and evaluation of candidates to serve as the permanent President and Chief Executive Officer of the Company.
Mr. Lumsdaine, 49, has served as the Company's Chief Financial Officer since January 2011. Prior to his promotion to Chief Financial Officer, Mr. Lumsdaine served as the Company's Chief Accounting Officer from February 2002 until January 2011. Mr. Lumsdaine will continue to serve as the Company's Chief Financial Officer during his tenure as Interim President and Chief Executive Officer.
There are no family relationships, as defined in Item 401 of Regulation S-K, between Mr. Lumsdaine and any of the Company's executive officers or directors or any person nominated or chosen by the Company to become a director or executive officer. Mr. Lumsdaine was not selected pursuant to any arrangement or understanding between him and any other person. In addition, Mr. Lumsdaine does not have a direct or indirect material interest in any transaction that would be required to be disclosed under Item 404(a) of Regulation S-K.

Item 8.01.  Other Events.
On May 18, 2015, the Company issued a press release announcing changes to the Company's leadership. A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.
Item 9.01.  Financial Statements and Exhibits.
(d)  Exhibits
Exhibit 10.1	Separation and Release Agreement, dated May 15, 2015, between Healthways, Inc. and Ben R. Leedle, Jr.
Exhibit 99.1	Press Release, dated May 18, 2015

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
HEALTHWAYS, INC.

By:	/s/ Alfred Lumsdaine
Alfred Lumsdaine
Chief Financial Officer and Interim President and Chief Executive Officer
Date:  May 18, 2015

EXHIBIT INDEX

Exhibit 10.1	Separation and Release Agreement, dated May 15, 2015, between Healthways, Inc. and Ben R. Leedle, Jr.
Exhibit 99.1	Press Release, dated May 18, 2015